Exhibit 5.1

June 27, 2022

VerifyMe, Inc.

75 South Clinton Avenue, Suite 510

Rochester, New York 14604

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to VerifyMe, Inc., a Nevada corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) registering the resale by the selling stockholder (the “Selling Stockholder”) of up to 2,923,792 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), including (i) 786,896 outstanding shares of Common Stock (the “Issued Shares”), (ii) 675,000 shares of Common Stock (the “Pre-Funded Shares”) that are issuable upon the exercise of certain pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”), and (iii) 1,461,896 shares (together with the Pre-Funded Shares, the “Warrant Shares”) that are issuable upon exercise of warrants to purchase shares of Common Stock (together with the Pre-Funded Warrants, the “Warrants”), issued by the Company to the Selling Stockholder on April 14, 2022 pursuant to the Securities Purchase Agreement, dated as of April 12, 2022 (the “Securities Purchase Agreement”).

In connection with the foregoing, we have examined originals or copies of such corporate records of the Company, certificates and other communications of public officials, certificates of officers of the Company and such other documents as we have deemed relevant or necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies thereof, the due authorization, execution and delivery by the parties thereto other than the Company of all documents examined by us, and the legal capacity of each individual who signed any of those documents.

VerifyMe, Inc.

June 27 2022

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1.       The Issued Shares are validly issued, fully paid and nonassessable.

2.       The Warrant Shares, when issued and sold by the Company upon valid exercise of the Warrants in accordance with the terms of the Warrants and the Securities Purchase Agreement, will be validly issued, fully paid and non-assessable.

We express no opinion as to the law of any jurisdiction other than the law of the State of New York, and the applicable provisions of Chapter 38 of the Nevada Revised Statutes as currently in effect.

This opinion letter has been prepared in accordance with the customary practice of lawyers who regularly give, and lawyers who regularly advise opinion recipients concerning, opinions of the type contained herein.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

We consent to the use of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption “Legal Matters” in the prospectus. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder. This opinion is rendered to you as of the date hereof and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the changes may affect the legal analysis or legal conclusion or other matters in this letter.

Very truly yours,

/s/ Harter Secrest & Emery LLP